UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 12, 2015

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 12, 2015, the Company closed a private placement in which it issued a total of 4,241,000 shares of common stock and warrants to purchase an additional 4,241,000 shares to 13 investors, raising a total of $421,400.  Warrants issued in the Offering entitled the holder thereof to purchase shares of common stock for the price of $0.20 per share and expire sixty (60) months after their issuance date.  The Warrants also contain a provision allowing the Company, at its sole discretion, to call the Warrants as due and exercisable by providing holders of the Warrants with forty-five (45) day written notice of the same, upon the Company has obtained a Record of Decision from the federal Bureau of Land Management approving an Environmental Impact Statement for the Longstreet Project.

Shares were registered in reliance on Section 4(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D promulgated under the Act.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

October 13, 2015